THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSACTION IS IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SAID ACT OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE SUBSCRIPTION DOCUMENTS COVERING THE PURCHASE OF THE NOTE AND RESTRICTING ITS TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF AFFINITY ENTERTAINMENT, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

                                             UNSECURED PROMISSORY NOTE


$38,000,000                                                     June      , 1996
                                                                     -----
Thirty Eight Million Dollars

         Baron Banker Limited, an organization chartered under the laws of Ontario ("Obligor"), for value received, hereby promises to pay to Affinity Entertainment, Inc., a Delaware corporation ("Payee"), thirty eight million ($38,000,000) dollars, bearing no interest. This Note is subject to a One Million Six Hundred Thousand Dollar ($1,600,000) discount if the Note is fully paid.

         The principal balance of this Note shall be paid in one monthly installment of One Million Dollars ($1,000,000) on August 1, 1996 and seventeen consecutive monthly installments in the amount of Two Million Dollars
($2,000,000) each, beginning on September 1, 1996. With a final payment due February 1, 1998 of Three Million ($3,000,000) which final payment is subject to a One Million Six Hundred Thousand Dollar ($1,600,000) discount for complete satisfaction Payment shall be due by wire transfer on the 1st day of each and every month. In the event of (i) the filing by the Obligor of a petition, answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or similar law of the obligor's country of residence, or (ii) the entry of a decree or order for relief in respect of an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or similar law of the obligor's country of residence and the continuance of such decree or order unstated and in effect with respect to Obligor for a period of 30 consecutive days, the remaining principal balance of the note shall be cancelled and all Affinity stock shall be returned to Affinity. The obligator shall pay to payee ("AFTY") all bank accounts, margin accounts and fees and return the stock of Affinity as provided in the "Escrow Agreement" and the "Offshore

Securities Deferred Subscription Agreement."

         All payments in respect to this Note shall be made in lawful money of the United States of America ("Good Funds") by delivering the funds by wire transfer to the account of the Payee specified below or such other place as Payee may hereinafter designate in writing for such purpose.

         Nationsbank of Florida
         15150 North Florida Avenue
         Tampa, FL  33613

         Account No.:  3603136640
         ABA Routing No.: 063100277
         Account Name: Affinity Entertainment, Inc.

         If payment of principal on this Note shall come due on Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment shall be made on the next succeeding business day.

         Obligor waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and notice of dishonor. No delay on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware.

         In accordance with the Section 7 of the Subscription Agreement, the Shares may not be transferred for three (3) months from satisfaction of the note.

         The Stock shall be common stock, approved by the Board of Directors of the ISSUER, and will be entitled to all rights to cash or property distributions, dividends, interest paid by coupon or otherwise, distribution of certificates, warrants, rights, stocks or cash representing subdivision, combination, reclassification, merger, buy-out, acquisition, redemption, exchange, or any such other corporate or government action pertaining to or involving the ownership rights of the Stock transferred hereunder. The PURCHASER has agreed to appoint the management of the Company as its proxy to exercise any voting or consensual rights pertaining to or arising from the ownership of the Stock from final payment of the note plus three (3) months.

         IN WITNESS WHEREOF, Obligor has caused this Note to be executed and delivered by its duly authorized officer as of the day and year first written above.

BARON BANKER LIMITED



By:  _________________________________
            (Signature)


    __________________________________
         (Printed Name and Title)


    __________________________________
                    (Date)

    __________________________________

    __________________________________

    __________________________________
                  (Address)